UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 28, 2019

ADVANZEON SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9927	95-2594724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 W. Busch Blvd., Suite 701, Tampa, FL.	33618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   813.517.8484

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CHCR	OTCBB

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 28, 2019, the Board of Directors (the “Board”) of Advanzeon Solutions, Inc. (the “Company”) accepted the resignation of Mark T. Heidt as President of the Company. Mr. Heidt’s responsibilities as President of the Company have been re-assigned to Dr. Arnold Finestone, the Company’s current Chief Financial Officer and member of the Company’s Board. Mr. Heidt continues to serve as a member of the Company’s Board.

Additionally, Mr. Abdul Rauf was elected to the position of Chief Operating Officer of the Company, effective immediately. Mr. Rauf is a healthcare management professional in medical facility settings. In 2008, he founded, and is the CEO of, Phoenix Business Solutions, Inc., a company that provides innovative medical billing, practice management and consulting to provide reimbursement solutions to multi-specialty medical practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADVANZEON SOLUTIONS, INC
DATE: May 28, 2019
	By:	/s/Arnold B. Finestone
Arnold B. Finestone, Chief Financial Officer